Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

August 29, 2025

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with its filing of the Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof, relating to the resale from time to time, pursuant to Rule 415 under the Securities Act, of (1) 50,000 shares (the “Commitment Fee Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), held by the selling stockholder (the “Selling Stockholder”) named in the Registration Statement and the prospectus covering such resale and contained therein (the “Prospectus”), and (ii) up to 1,297,322 shares of Common Stock issuable to the Selling Stockholder (the “Purchase Shares” and together with the Commitment Fee Shares, the “Registered Securities”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)	the Purchase Agreement, dated as of July 21, 2025, between the Company and the Selling Stockholder, filed as Exhibit 4.5 to the Registration Statement (the “Purchase Agreement”);

(c)	the Second Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement;

(d)	the Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc., filed as Exhibit 4.2 to the Registration Statement;

(e)	the Second Amended and Restated Bylaws of the Company, filed as Exhibit 4.3 to the Registration Statement; and

(f)	Amendment No. 1 to the Second Amended and Restated Bylaws of Signing Day Sports, Inc., filed as Exhibit 4.4 to the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity, accuracy and completeness of all documents submitted to us as originals, and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder, the due authorization of all parties, other than the Company, by all requisite action, corporate or other, the execution and delivery by all parties, other than the Company, of the documents, and the validity and binding effect thereof on such parties, other than the Company.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 August 29, 2025

Based upon and subject to the foregoing and the other matters set forth herein, we are of the opinion that:

1.	The Commitment Fee Shares are duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

2.	The Purchase Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Purchase Agreement, the Purchase Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the General Corporation Law of the State of Delaware. The opinion expressed herein is based upon the law of the General Corporation Law of the State of Delaware in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Registered Securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC